Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-1

BILLION GROUP HOLDINGS Ltd

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Ordinary Shares, par value $0.0001 per share	(1)	457(o)		$	$18,750,000.00	0.0001381	$2,589.38
Fees to be Paid	Equity	Ordinary Shares, par value US$0.0001 per share	(2)	457(o)		$	$2,812,500.00	0.0001381	$388.41

Total Offering Amounts:							$21,562,500.00		2,977.79
Total Fees Previously Paid:									0.00
Total Fee Offsets:									1,690.22
Net Fee Due:									$1,287.57

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Offering Note(s)

(1)	The registration fee for securities is based on an estimate of the Proposed Maximum Aggregate Offering Price of the securities, assuming the sale of the maximum number of shares at the highest expected offering price, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(o).
(2)	The registration fee for securities is based on an estimate of the Proposed Maximum Aggregate Offering Price of the securities, assuming the sale of the maximum number of shares at the highest expected offering price, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

Reflects the additional shares that the underwriter has the option to purchase to cover over-allotments, if any.

Table 2: Fee Offset Claims and Sources

Line Item Type	Registrant or Filer Name	Notes	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)
Rule 457(p)
Fee Offset Claims	BILLION GROUP HOLDINGS Ltd	(1)	F-1	333-289934	08/29/2025		$1,690.22	Equity	Ordinary Shares, par value $0.0001 per share		$9,600,000.00	$
Fee Offset Sources	BILLION GROUP HOLDINGS Ltd		F-1	333-289934		08/29/2025							1,690.22

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Rule 457(p) Statement of Withdrawal, Termination, or Completion:

(1)	The Registrant’s Registration Statement on Form F-1 (File No. 333-289934) was initially filed on August 29, 2025 and was declared effective on November 17, 2025. There were no sales of the Registrant’s securities under such Registration Statement and the Registrant requested the SEC’s consent to the withdrawal of such Registration Statement on February 27, 2026.